Exhibit 99.1

P r e s s R e l e a s e Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer
AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS – OCTOBER 29, 2008, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2008
Houston, Texas, October 29, 2008 – Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $24.3 million, or $0.12 per share on a diluted basis, for the three months ended September 30, 2008 compared with net income of $35.6 million, or $0.17 per share on a diluted basis, for the third quarter of 2007. Revenues for the third quarter of 2008 were $234.2 million compared with revenues the same quarter a year ago of $224.0 million.
For the nine months ended September 30, 2008, Grey Wolf reported net income of $87.9 million, or $0.42 per share on a diluted basis, on revenues of $652.4 million compared to net income of $135.9 million, or $0.63 per share on a diluted basis, on revenues of $693.5 million for the nine months ended September 30, 2007.
Third quarter and nine month net income for 2008 reflect a pre-tax expense of approximately $18.3 million (or an after-tax amount of $0.05 per diluted share) as a result of the shareholder vote and related termination in July of a proposed merger with Basic Energy Services, Inc. and the ongoing costs related to entering into a definitive merger agreement with Precision Drilling Trust (“Precision”) (TSX: PD.UN, NYSE: PDS) in August.
“With the highest average rig count in Company history and historically strong dayrates, Grey Wolf achieved higher operating results in the third quarter of 2008 compared to the previous quarter,” commented Thomas P. Richards, Chairman, President and Chief Executive Officer. “We averaged 112 rigs working during the quarter, reflecting the quality of our crews and rigs, which are well-suited to the natural gas resource plays many of our customers are focusing on today.”
The Company reported total earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) of $68.4 million in the third quarter of 2008, compared to $80.5 million for the previous quarter and $83.7 million for the third quarter of 2007. On a per-rig-day basis, EBITDA was $6,651 for the third quarter of 2008, $8,451 for the second quarter of 2008 and $8,703 for the third quarter of 2007. Turnkey EBITDA per rig day in the third quarter of 2008 was $8,584 and daywork EBITDA per rig day totaled $6,504. Turnkey EBITDA totaled $6.2 million, which is 9% of total EBITDA for the third quarter of 2008. The EBITDA and EBITDA per rig day results were also reduced by the $18.3 million in merger related expenses in the third quarter of 2008.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
“As we enter the fourth quarter, dayrates range from $18,500 to $24,000 without fuel and top drives – up about $500 from rates reported last quarter,” continued Mr. Richards. “This increase is primarily related to a wage increase that went into effect in August. Oil and natural gas commodity prices have substantially pulled back from their second-quarter peak. Given the current economic trends and global financial crisis, coupled with announced budget reductions by a number of E&P companies, we anticipate a decrease in demand for land drilling as we move into 2009. Grey Wolf is well positioned with its premium equipment, strong portfolio of term contracts and strong balance sheet to weather a slowdown in drilling activity.”
Under daywork term contracts, the Company has approximately 6,300 days, or an average of 68 rigs, contracted for the remaining quarter of 2008 and approximately 16,100 days, or an average of 44 rigs, contracted in 2009. This 2009 amount is an increase of six rigs since the Company’s second quarter earnings release in late July 2008.
Grey Wolf currently markets 122 drilling rigs with 114 rigs working today. Of the 114 rigs contracted, 71 are working under daywork term contracts, 34 are working under spot market daywork contracts and nine are working under turnkey contracts. In addition, Grey Wolf is currently refurbishing and upgrading two 1,500 horsepower rigs that are contracted, under two-year term contracts, to go to work in the Bakken Shale play late in 2008 and early 2009. Grey Wolf averaged 112 rigs working in the third quarter of 2008 compared with an average of 105 rigs working in the second quarter of 2008 and 104 rigs working during the third quarter of 2007.
Capital expenditures totaled $35.9 million in the third quarter of 2008 and $131.9 million for the first nine months of the year. For the full year 2008 capital expenditures are projected to be between $160.0 million and $170.0 million depending on the level of rig activity.
During the fourth quarter of 2008, the Company expects to average 108 to 112 rigs working with seven to nine of these rigs performing turnkey services. In addition, average daywork EBITDA per rig day before the effect of any merger related expenses is expected to remain relatively consistent with the third quarter of 2008. Depreciation expense of approximately $28.2 million, interest expense of approximately $3.0 million and an effective tax rate of approximately 37% are expected for the fourth quarter of 2008.
As previously reported, Precision and Grey Wolf announced in August that their Board of Trustees and Board of Directors, respectively, unanimously approved a definitive merger agreement pursuant to which Precision will acquire Grey Wolf for US$5.00 in cash and 0.1883 newly-issued Precision trust units (“Units”) for each Grey Wolf common share on a fully-diluted basis, for aggregate consideration of US$1.115 billion in cash and 42.0 million Units. Grey Wolf shareholders will be able to elect to receive cash or Units, subject to proration.
The combination of Precision and Grey Wolf will have land drilling operations in virtually every conventional and unconventional oil and gas basin in the lower 48 United States and Canada with an emerging presence in Mexico. The combination of Grey Wolf’s deep drilling capabilities and Precision’s high performance systems and technology provides a foundation for international expansion to pursue global oil drilling opportunities.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
The process of the anticipated merger has progressed on schedule with successful completion of key steps including early termination of the Hart-Scott-Rodino waiting period. Additionally, the Committee on Foreign Investment in the United States (“CIFUS”) determined that there are no unresolved national security concerns associated with the merger. On October 28, 2008, the Securities and Exchange Commission declared effective the registration statement on Form F-4 containing the prospectus/proxy statement relating to the proposed merger. The prospectus/proxy statement for Grey Wolf’s special meeting of shareholders to approve the merger is expected to be mailed beginning on or about October 30, 2008, to Grey Wolf shareholders of record at the close of business on October 27, 2008, the record date for the special meeting. The Grey Wolf special meeting of shareholders is scheduled for 9:00 a.m. local time on December 9, 2008 at the Marriott Houston Westchase, Houston, Texas.
Grey Wolf has scheduled a conference call October 30, 2008 at 8:00 a.m. CT to discuss third quarter 2008 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 734-4208 domestically or (212) 231-2903 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21394624. A replay of the conference call will be available by telephone from 10:00 a.m. CT on October 31, 2008 until 10:00 a.m. CT on November 3, 2008. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21394624. The call will be available for replay through the Grey Wolf website for approximately two weeks.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a fleet of 122 drilling rigs, which will increase to 123 with the addition of a new rig during the fourth quarter of 2008.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding: demand for the Company’s services, deployment of rigs, rig supply in the market, the benefits of term contracts, 2008 and 2009 rig activity, average daywork EBITDA per day, dayrates, projected depreciation, projected tax rate and interest expense, expected new rig cost and delivery schedule, 2008 financial results, projected capital expenditures in 2008 and the anticipated benefits of the Precision merger. These forward-looking statements are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, the overall level of drilling activity in our market areas and the risk that the Precision merger may not be completed or anticipated benefits will not be realized. Please refer to reports filed with the Securities and Exchange Commission by Grey Wolf for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement on Form F-4, which includes a proxy statement of Grey Wolf with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF GREY WOLF ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL PURPOSE VEHICLE, AND THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, at Precision’s web site at www.precisiondrilling.com, and at Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective directors, officers, trustees and other persons may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement filed October 29, 2008 (the “proxy statement/prospectus”). Information concerning the directors and executive officers of Precision is included in the proxy statement/prospectus. Additional information regarding the identity of potential participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement/prospectus.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
	(Unaudited)
Revenues	$234,150	$223,999	$652,379	$693,532
Costs and expenses:
Drilling operations	141,341	136,947	384,802	390,207
Depreciation and amortization	27,744	24,355	82,497	68,166
General and administrative	7,721	6,757	24,554	21,315
(Gain) loss on the sale of assets	(11)	(42)	39	(171)
Merger activity costs	18,327	—	18,327	—

Total costs and expenses	195,122	168,017	510,219	479,517

Operating income (loss)	39,028	55,982	142,160	214,015
Other income (expense):
Interest income	1,656	3,334	6,134	10,086
Interest expense	(2,564)	(3,521)	(8,610)	(10,451)

Other income (expense), net	(908)	(187)	(2,476)	(365)

Net income (loss) before income taxes	38,120	55,795	139,684	213,650
Income taxes expense (benefit):
Current	11,602	15,205	38,731	59,492
Deferred	2,207	5,002	13,021	18,284

Total income tax expense (benefit)	13,809	20,207	51,752	77,776

Net income applicable to common shares	$24,311	$35,588	$87,932	$135,874

Net income per common share: (1)
Basic	$0.14	$0.19	$0.50	$0.74

Diluted	$0.12	$0.17	$0.42	$0.63

Weighted average common shares outstanding:
Basic	176,221	182,599	175,999	182,875

Diluted	220,595	226,292	219,991	226,533

	Three Months Ended
	September 30,
	2008	2007
Marketed Rigs at September 30	122	121

Average Rigs Working:
Ark-La-Tex	24	25
Gulf Coast	24	22
South Texas	28	28
Rocky Mountain	16	14
Mexico	2	1
Mid Continent	18	14

Total Average Rigs Working (2)	112	104

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending October 23, 2008, the Company averaged 114 rigs working.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. – PRESS RELEASE – OCTOBER 29, 2008
Operating data comparison for the three months ended September 30, 2008 and 2007.

	Three Months Ended			Three Months Ended
	September 30, 2008			September 30, 2007
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations	Total	Operations	Operations	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	9,563	726	10,289	8,784	830	9,614

Contract drilling revenues	$194,492	$39,658	$234,150	$178,411	$45,588	$223,999
Drilling operating expenses	(109,589)	(31,752)	(141,341)	(101,634)	(35,313)	(136,947)
General and administrative expenses	(7,215)	(506)	(7,721)	(6,256)	(501)	(6,757)
Merger activity costs	(17,034)	(1,293)	(18,327)	—	—	—
Interest income	1,532	124	1,656	3,043	291	3,334
Gain (loss) on sale of assets	10	1	11	37	5	42

EBITDA	$62,196	$6,232	$68,428	$73,601	$10,070	$83,671

Average per rig day worked:
Contract drilling revenue	$20,338	$54,625	$22,757	$20,311	$54,925	$23,299
EBITDA	6,504	8,584	6,651	8,379	12,133	8,703
Operating data comparison for the nine months ended September 30, 2008 and 2007.

	Nine Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2007
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations	Total	Operations	Operations	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	26,958	1,995	28,953	26,802	2,210	29,012

Contract drilling revenues	$542,473	$109,906	$652,379	$572,000	$121,532	$693,532
Drilling operating expenses	(302,769)	(82,033)	(384,802)	(302,259)	(87,948)	(390,207)
General and administrative expenses	(23,065)	(1,489)	(24,554)	(19,873)	(1,442)	(21,315)
Merger activity costs	(17,034)	(1,293)	(18,327)	—	—	—
Interest income	5,714	420	6,134	9,307	779	10,086
Gain (loss) on sale of assets	(38)	(1)	(39)	147	24	171

EBITDA	$205,281	$25,510	$230,791	$259,322	$32,945	$292,267

Average per rig day worked:
Contract drilling revenue	$20,123	$55,091	$22,532	$21,342	$54,992	$23,905
EBITDA	7,615	12,787	7,971	9,675	14,907	10,074
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. – PRESS RELEASE – OCTOBER 29, 2008
Reconciliation of
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) to net income
(loss) applicable to common shares
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Earnings before interest expense, income taxes, depreciation, and amortization	$68,428	$80,512	$83,671	$230,791	$292,267
Depreciation and amortization	(27,744)	(26,994)	(24,355)	(82,497)	(68,166)
Interest expense	(2,564)	(2,709)	(3,521)	(8,610)	(10,451)
Total income tax (expense)/benefit	(13,809)	(18,511)	(20,207)	(51,752)	(77,776)

Net income (loss) applicable to common shares	$24,311	$32,298	$35,588	$87,932	$135,874

	September 30,	December 31,
	2008	2007
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$290,226	$247,701
Restricted cash	867	847
Other current assets	199,751	194,948

Total current assets	490,844	443,496
Net property and equipment	789,881	737,944
Other assets	41,162	26,530

Total assets	$1,321,887	$1,207,970

Current liabilities	$108,389	$104,692
Contingent convertible senior notes	274,725	275,000
Other long term liabilities	20,563	18,126
Deferred income taxes	165,468	150,643
Shareholders’ equity	752,742	659,509

Total liabilities and equity	$1,321,887	$1,207,970

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Numerator:
Net income	$24,311	$35,588	$87,932	$135,874

Add interest expense on contingent convertible senior notes, net of related tax effects (1)	1,573	2,094	5,012	6,227

Adjusted net income – diluted	$25,884	$37,682	$92,944	$142,101

Denominator:
Weighted average number of shares outstanding – basic	176,221	182,599	175,999	182,875

Effect of dilutive securities:
Options – treasury stock method	869	548	687	660
Restricted stock	1,087	688	861	541
Contingent convertible senior notes (1)	42,418	42,457	42,444	42,457

Weighted average common shares outstanding – diluted	220,595	226,292	219,991	226,533

Earnings Per Share:
Basic	$0.14	$0.19	$0.50	$0.74

Diluted	$0.12	$0.17	$0.42	$0.63

(1)	Please see our latest quarterly report on Form 10-Q for a description of our contingent convertible notes.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com